AMENDMENT TO SHARE EXCHANGE AGREEMENT

This Amendment to Share Exchange Agreement (this “Amendment”), dated as of February 24, 2011, is by and among Saguaro Resources, Inc., a Delaware corporation (the “Parent”), InspireMD Ltd., a company incorporated under the laws of the state of Israel (the “Company”), and the shareholders of the Company that are signatory hereto or who sign a joinder in the Form of Exhibit A to the Agreement (as referenced below) (each a “Shareholder” and, jointly, the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties are parties to that certain Share Exchange Agreement, dated as of December 29, 2010, a copy of which is attached hereto as Exhibit A (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.           The following is added immediately after subsection (m) of Section 6.01 of the Agreement:

(n)  The securities authority of the state of Israel shall have delivered to the Company a letter indicating that the delivery of a prospectus to the shareholders of the Company in connection with the Transactions is not required under applicable securities laws.

2.           Except as modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

3.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York without application of the conflict of laws provisions thereof.

[SIGNATURE PAGES FOLLOW IMMEDIATELY]

[PARENT SIGNATURE PAGE TO
AMENDMENT TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

The Parent:

SAGUARO RESOURCES, INC.

By: /s/ Lynn Briggs
Name: Lynn Briggs
Title: President and Chief Executive Officer

[COMPANY SIGNATURE PAGE TO
AMENDMENT TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

The Company:

INSPIREMD LTD.

By: /s/ Asher Holzer
Name: Asher Holzer
Title: President

[SHAREHOLDER SIGNATURE PAGES TO

AMENDMENT TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

__________________________________________
Name of Shareholder: